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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       of

                          COLEMAN R.V. PRODUCTS, INC.

     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

     1. Name. The name of the corporation is COLEMAN R.V. PRODUCTS, INC. (hereinafter the "Corporation").

     2. Address: Registered Agent. The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Corporation Trust Company.

     3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: one thousand (1,000), all of which shall be shares of Common Stock of the par value of One Dollar ($1.00) each.
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     5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Gus Samios, 1285 Avenue of the Americas, New York, New York, 10019-6064.

     6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

     7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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     8. INDEMNIFICATION.

          8.1 The Corporation shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time denominates such persons entitled to the benefits of this Section 8.

          8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees


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and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding, provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

     8.3 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     8.4 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who
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has ceased to be a director or officer (or other person indemnified hereunder)
and shall inure to the benefit of the heirs, executors and administrators of such person.

     8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws of the Corporation or under Section 145 of the Delaware General Corporation Law or any other provision of law.

     8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations then



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existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any Proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          8.7 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that such a person is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully


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establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     8.8 Any director or officer of the Corporation serving (1) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (2) any employee benefit plan of the corporation or any corporation referred to in clause (1), in any capacity, shall be deemed to be doing so at the request of the Corporation.

     8.9 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time



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indemnification or reimbursement or advancement of expenses is sought.

     9. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

     IN WITNESS WHEREOF, this Certificate has been signed on this 20th day of July, 1989.

                                   GUS SAMIOS
                                   -------------------------
                                   Gus Samios, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          COLEMAN R.V. PRODUCTS, INC.
                         ------------------------------


     The undersigned, being the President of COLEMAN R.V. PRODUCTS, INC., a corporation duly organized and validly existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:
     FIRST: That in lieu of a meeting and vote of the Sole Director of this Corporation, and pursuant to Section 141(f) of the Delaware General Corporation Law and the By-Laws of this Corporation, the Sole Director, by means of a written consent, has duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and presented to the Sole Stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: that the Certificate of Incorporation of this Corporation be amended by deleting Article FIRST in its entirety and substituting therefor the following Article FIRST:

          "FIRST: The name of this corporation shall be: Recreation Vehicle Products, Inc."
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     SECOND: That in lieu of a meeting and vote of the Sole Stockholder, the
Sole Stockholder has given its written consent to said Amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     THIRD: That said Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its President and attested by its Secretary this 1st day of May, 1991.

                                        COLEMAN R.V. PRODUCTS, INC.


Attest: /s/ Richard Schreck             By: /s/ Melvin Adams
       ------------------------            ------------------------
       Richard Schreck                     Melvin Adams
       Secretary                           President



                                      -2-

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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       RECREATION VEHICLE PRODUCTS, INC.

     Pursuant to Sections 242 of the General Corporation Law of the State of Delaware the undersigned, being the Secretary of Recreation Vehicle Products, Inc., a Delaware corporation (the "Corporation") does hereby certify the following:

     FIRST: The name of the Corporation is Recreation Vehicle Products, Inc.

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 20, 1989.

     THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in paragraph 1 thereof, relating to the name of the Corporation. Accordingly, paragraph 1 of the Certificate of Incorporation shall be amended to read in its entirety as follows:

     "1. Name. The name of the corporation is Airxcel, Inc. (hereinafter called the "Corporation")."

     FOURTH: The amendment to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the sole stockholder of the Corporation.

     IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 16th day of October, 1997.

                                   RECREATION VEHICLE PRODUCTS, INC.

                                   By: /s/ Richard L. Schreck
                                   ---------------------------------
                                   Name: Richard L. Schreck
                                   Title: Secretary